FUND PARTICIPATION AGREEMENT

THIS AGREEMENT, made and entered into this day of October 1999 (the "Agreement") by and among American Skandia Life Assurance Corporation, organized under the laws of the State of Connecticut (the "Insurance Company"), on behalf of itself and each separate account of the Insurance Company named in Schedule A to this Agreement, as may be amended from time to time (each separate account referred to as the "Separate Account" and collectively as the "Separate Accounts"); INVESCO Variable Investment Funds, Inc., an open-end management investment company organized under the laws of the State of Maryland (the "Investment Company"); INVESCO Funds Group, Inc. a corporation organized under the laws of the State of Delaware and investment adviser to the Investment Company (the "Adviser"); and INVESCO Distributors, Inc., a corporation organized under the laws of the State of Delaware and principal underwriter/distributor of the Investment Company.

WHEREAS, the Investment Company engages in business as an open-end diversified, management investment company and was established for the purpose of serving as the investment vehicle for separate accounts established for variable life insurance contracts and variable annuity contracts to be offered by insurance companies which have entered into participation agreements substantially similar to this Agreement (the "Participating Insurance Companies"), and

WHEREAS, beneficial interests in the Investment Company are divided into several series of shares, each representing the interest in a particular managed portfolio of securities and other assets (each, a "Fund" and collectively, the "Funds"); and

WHEREAS, the Insurance Company, as depositor, has established the Separate Accounts to serve as investment vehicles for certain variable annuity contracts and variable life insurance policies and funding agreements offered by the Insurance Company set forth on Schedule A (the "Contracts"); and

WHEREAS, the Separate Accounts are duly organized, validly existing segregated asset accounts, established by resolutions of the Board of Directors of the Insurance Company under the insurance laws of the State of Connecticut, to set aside and invest assets attributable to the Contracts; and

WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Insurance Company intends to purchase shares of the Funds named in Schedule B, as such schedule may be amended from time to time (the "Designated Funds") on behalf of the Separate Accounts to fund the Contracts; and

WHEREAS, the Distributor is authorized to sell such shares of the Funds to unit investment trusts such as the Separate Accounts at net asset value.

NOW, THEREFORE, in consideration of their mutual promises, the Insurance Company, the Investment Company, the Adviser and the Distributor agree as follows:

                         ARTICLE I - SALE OF FUND SHARES

1.1 The Distributor agrees to sell to the Insurance Company those shares of the Designated Funds which the Insurance Company orders on behalf of each Separate Account, executing such orders on a daily basis at the net asset value (and with no sales charges) next computed after receipt and acceptance by the Investment Company or its designee of the order for the shares of the Investment Company. For purposes of this Section 1.1, the Insurance Company will be the designee of the Investment Company for receipt of such orders from each Separate Account and receipt by such designee will constitute receipt by the Investment Company; provided that the Investment Company receives notice of such order by 11:00 a.m. Eastern Time on the next following business day. "Business Day" will mean any day on which the New York Stock Exchange is open for trading and on which the Investment Company calculates its net asset value pursuant to the rules of the Securities and Exchange Commission (the "Commission"). If the Investment Company does not receive actual notice of such purchase order before 11:00 a.m. Eastern Time on the Business Day next following Insurance Company's acceptance of such order on behalf of each Separate Account, such order will be executed at the net asset value next calculated by the Investment Company or its designee pursuant to the rules of the Commission.
         Payment will be made in federal funds transmitted by wire to the Investment Company's account as designated by the Investment Company in writing from time to time, on the same Business Day the Investment
         Company receives notice of the purchase order from the Insurance Company. The Investment Company may net the notice of redemptions it receives from the Insurance Company under Section 1.3 of this Agreement against the notice of purchases it receives from the Insurance Company under this Section 1.1.

1.2 The Insurance Company will pay for Designated Fund shares on the next Business Day after an order to purchase Designated Fund shares is made in accordance with Section 1.1. Payment will be made in federal funds transmitted by wire. Upon receipt by the Investment Company of the payment, such funds shall cease to be the responsibility of the Insurance Company and shall become the responsibility of the Investment Company.

1.3 The Investment Company agrees to redeem for cash, upon the Insurance Company's request, any full or fractional shares of the Investment Company held by the Insurance Company, executing such requests on a daily basis at the net asset value next computed after receipt and acceptance by the Investment Company or its agent of the request for redemption. For purposes of this Section 1.3, the Insurance Company will be the designee of the Investment Company for receipt of requests for redemption from each Separate Account and receipt by such designee will constitute receipt by the Investment Company; provided the Investment Company receives notice of such requests for redemption by 11:00 a.m. Eastern Time on the next following Business Day. If the Investment Company does not receive actual notice of such redemption order before 11:00 a.m. Eastern Time on the Business Day next following Insurance Company's acceptance of such order on behalf of each Separate Account, such order will be executed at the net asset value next calculated by the Investment Company or its designee pursuant to the rules of the Commission. Payment will be made in federal funds transmitted by wire to the Insurance Company's account as designated by the Insurance Company in writing from time to time, on the same
         Business Day the Investment Company receives notice of the redemption order from the Insurance Company. After consulting with the Insurance Company, the Investment Company reserves the right to delay payment of redemption proceeds, but in no event may such payment be delayed longer than the period permitted under Section 22(e) of the Investment Company Act of 1940 (the "1940 Act"). The Investment Company will not bear any responsibility whatsoever for the proper disbursement or crediting of redemption proceeds; the Insurance Company alone will be responsible for such action. If notification of redemption is received after 11:00 Eastern Time, payment for redeemed shares will be made on the next following Business Day. The Investment Company may net the notice of purchases it receives from the Insurance Company under Section 1.1 of this Agreement against the notice of redemptions it receives from the Insurance Company under this Section 1.3.

1.4 The Investment Company agrees to make shares of the Designated Funds available continuously for purchase at the applicable net asset value per share by Participating Insurance Companies and their separate accounts on those days on which the Investment Company calculates the net asset value of each Fund pursuant to rules of the Commission; provided, however, that the Board of Directors of the Investment Company (the "Directors") may refuse to sell shares of any Fund to any person, or suspend or terminate the offering of shares of any Fund if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Directors, acting in good faith and in light of their fiduciary duties under federal and any applicable state laws, necessary in the best interests of the shareholders of such Fund.

1.5 The Investment Company and the Distributor agree that shares of the Investment Company will be sold only to Participating Insurance Companies and their separate accounts, qualified pension and retirement plans or such other persons as are permitted under applicable provisions of the Internal Revenue Code of 1986, as amended, (the "Code"), and regulations promulgated thereunder, the sale to which will not impair the tax treatment currently afforded the Contracts. No shares of any Fund will be sold directly to the general public.

1.6 The Investment Company will not sell Fund shares to any insurance company or separate account unless an agreement containing provisions substantially the same as Articles I, III, V, and VII and Section 2.8 of Article II of this Agreement are in effect to govern such sales.

1.7 The Insurance Company agrees to purchase and redeem the shares of the Designated Funds offered by the then current prospectus of the Investment Company in accordance with the provisions of such prospectus.

1.8 Issuance and transfer of the Investment Company's shares will be by book entry only. Stock certificates will not be issued to the Insurance Company or to any Separate Account. Purchase and redemption orders for Fund shares will be recorded in an appropriate title for each Separate Account or the appropriate sub-account of each Separate Account.

1.9 The Investment Company will furnish same day notice (by facsimile) to the Insurance Company of the declaration of any income, dividends or capital gain distributions payable on each Designated Fund's shares. The Insurance Company hereby elects to receive all such dividends and distributions as are payable on the Fund shares in the form of additional shares of that Fund at the ex-dividend date net asset values. The Insurance Company reserves the right to revoke this election and to receive all such dividends and distributions in cash. The Investment Company will notify the Insurance Company of the number of shares so issued as payment of such dividends and distributions.

1.10 The Investment Company will make the net asset value per share for each Designated Fund available to the Insurance Company via electronic means on a daily basis as soon as reasonably practical after the net asset value per share is calculated and will use its best efforts to make such net asset value per share available by 6:00 p.m., Eastern Time, each Business Day. If the Investment Company provides the Insurance Company materially incorrect net asset value per share information (as determined under SEC guidelines), the Insurance Company shall be entitled to an adjustment to the number of shares purchased or redeemed to reflect the correct net asset value per share. Any material error in the calculation or reporting of net asset value per share, dividend or capital gain information shall be reported to the Insurance Company upon discovery by the Investment Company.

                   ARTICLE II - REPRESENTATIONS AND WARRANTIES

2.1 The Insurance Company represents and warrants that the Contracts are or will be registered under the Securities Act of 1933 (the "1933 Act"), or are exempt from registration thereunder, and that the Contracts will be issued and sold in compliance with all applicable federal and state laws. The Insurance Company further represents and warrants that: (i) it is an insurance company duly organized and in good standing under applicable law; (ii) it has legally and validly established each Separate Account as a separate account under Section 38a-433 of the General Statutes of Connecticut; (iii) each Separate Account is or will be registered as a unit investment trust in accordance with the provisions of the 1940 Act to serve as a segregated investment account for the Contracts, or is exempt from registration thereunder; and (iv) it will maintain such registration for so long as any Contracts are outstanding. The Insurance Company will amend each registration statement under the 1933 Act for the Contracts and the registration statement under the 1940 Act for the Separate Account from time to time as required in order to effect the continuous offering of the Contracts or as may otherwise be required by applicable law. The Insurance Company will register and qualify the Contracts for sale in accordance with the securities laws of the various states only if, and to the extent, deemed necessary by the Insurance Company.

2.2 Subject to the Investment Company's representations in Article III, the Insurance Company represents that the Contracts are currently and at the time of issuance will be treated as annuity contracts and/or life insurance policies (as applicable) under applicable provisions of the Code, and that it will make every effort to maintain such treatment and that it will notify the Investment Company and the Distributor immediately upon having a reasonable basis for believing that the Contracts have ceased to be so treated or that they might not be so treated in the future.

2.3 The Insurance Company represents and warrants to the Investment Company, the Adviser, and the Distributor that its has a Year 2000 compliance program in existence and that each reasonably intends to be Year 2000 compliant so as to be able perform all of the services and/or obligations contemplated by or under this Agreement without interruption. The Insurance Company shall immediately notify the Investment Company, the Adviser, and the Distributor if it determines that it will be unable perform all of the services and/or obligations contemplated by or under this Agreement in a manner that is Year 2000 compliant.

2.4 The Insurance Company represents and warrants that it will not purchase shares of the Designated Fund(s) with assets derived from tax-qualified retirement plans except, indirectly, through Contracts purchased in connection with such plans.

2.5 The Investment Company represents and warrants that shares of the Designated Fund(s) sold pursuant to this Agreement will be registered under the 1933 Act and duly authorized for issuance in accordance with applicable law and that the Investment Company is and will remain registered as an open-end diversified, management investment company under the 1940 Act for as long as such shares of the Designated Fund(s) are sold. The Investment Company will amend the registration statement for its shares under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its shares. The Investment Company will register and qualify the shares of the Designated Fund(s) for sale in accordance with the laws of the various states only if and to the extent deemed advisable by the Investment Company or the Distributor.

2.6 The Investment Company represents that it will use its best efforts to comply with any applicable state insurance laws or regulations as they may apply to the investment objectives, policies and restrictions of the Funds, to the extent specifically requested in writing by the Insurance Company. If the Investment Company cannot comply with such state insurance laws or regulations, it will so notify the Insurance Company in writing. The Investment Company makes no other representation as to whether any aspect of its operations (including, but not limited to, fees and expenses, and investment policies) complies with the insurance laws or regulations of any state. The Insurance Company represents that it will use its best efforts to notify the Investment Company of any restrictions imposed by state insurance laws that may become applicable to the Investment Company as a result of the Separate Accounts' investments therein. The Investment Company and the Adviser agree that they will furnish the information required by state insurance laws to assist the Insurance Company in obtaining the authority needed to issue the Contracts in various states.

2.7 The Investment Company represents and warrants that, to the extent that it decides to finance distribution expenses pursuant to Rule 12b-1 under the 1940 Act, the Investment Company undertakes to have the Directors, a majority of whom are not "interested" persons of the Investment Company, formulate and approve any plan under Rule 12b-1 to finance distribution expenses. The Investment Company shall notify the Insurance Company immediately upon determining to finance distribution expenses pursuant to Rule 12b-1.

2.8 The Investment Company represents that it is lawfully organized and validly existing under the laws of the State of Maryland and that it does and will comply in all material respects with applicable provisions of the 1940 Act.

2.9 The Investment Company represents and warrants that all of its directors, officers, employees, investment advisers, and other individuals/entities having access to the funds and/or securities of the Investment Company are and continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Investment Company in an amount not less than the minimal coverage as required currently by Rule 17g-(1) of the 1940 Act or related provisions as may be promulgated from time to time. The aforesaid bond includes coverage for larceny and embezzlement and is issued by a reputable bonding company.

2.10 The Adviser represents and warrants that: (i) it is duly registered as an investment adviser under the Investment Advisers Act of 1940, as amended, and will remain duly registered under all applicable federal and state securities laws; and (ii) it will perform its obligations for the Investment Company in accordance in all material respects with the laws of the State of Delaware and any applicable state and federal securities laws.

2.11 The Distributor represents and warrants that it: (i) is registered as a broker-dealer under the Securities and Exchange Act of 1934, as amended (the "1934 Act") and will remain duly registered under all applicable federal and state securities laws; (ii) is a member in good standing of the National Association of Securities Dealers, Inc. ("NASD"); (iii) serves as principal underwriter/distributor of the Investment Company; and (iv) will perform its obligations for the Investment Company in accordance in all material respects with the laws of the State of Delaware and any applicable state and federal securities laws.

2.12 The Investment Company, the Adviser and the Distributor represent and warrant to the Insurance Company that each has a Year 2000 compliance program in existence and that each reasonably intends to be Year 2000 compliant so as to be able to perform all of the services and/or obligations contemplated by or under this Agreement without interruption. The Investment Company, the Adviser, and the Distributor shall immediately notify the Insurance Company if it determines that it will be unable to perform all of the services and/or obligations contemplated by or under this Agreement in a manner that is Year 2000 compliant.

                          ARTICLE III - FUND COMPLIANCE

3.1 The Investment Company, the Adviser and the Distributor acknowledge that any failure (whether intentional or in good faith or otherwise) to comply with the requirements of Subchapter M of the Code or the diversification requirements of Section 817(h) of the Code may result in the Contracts not being treated as variable contracts for federal income tax purposes, which would have adverse tax consequences for Contract owners and could also adversely affect the Insurance Company's corporate tax liability. The Investment Company, the Adviser and the Distributor further acknowledge that any such failure may result in costs and expenses being incurred by the Insurance Company in obtaining whatever regulatory authorizations are required to substitute shares of another investment company for those of the failed Fund as well as fees and expenses of legal counsel and other advisors to the Insurance
         Company and any federal income taxes, interest or tax penalties incurred by the Insurance Company in connection with any such failure.

3.2 The Investment Company represents and warrants that it is currently qualified as a Regulated Investment Company under Subchapter M of the Code, and that it will maintain such qualification (under Subchapter M or any successor or similar provision) and that it will notify the Insurance Company immediately upon having a reasonable basis for believing that it has ceased to so qualify or that it might not so qualify in the future.

3.3 The Investment Company represents that it will at all times invest money from the Contracts in such a manner as to ensure that the Contracts will be treated as variable contracts under the Code and the regulations issued thereunder; including, but not limited to, that the Investment Company will at all times comply with Section 817(h) of the Code and Treasury Regulation 1.817-5, as amended from time to time, relating to the diversification requirements for variable annuity, endowment, or life insurance contracts, and with Section 817(d) of the Code, relating to the definition of a variable contract, and any amendments or other modifications to such Section or Regulation. The Investment Company will notify the Insurance Company immediately upon having a reasonable basis for believing that the Investment Company or a Fund thereunder has ceased to comply with the diversification requirements or that the Investment Company or Fund might not comply with the diversification requirements in the future. In the event of a breach of this representation by the Investment Company, it will take all reasonable steps to adequately diversify the Investment Company so as to achieve compliance within the grace period afforded by Treasury Regulation 1.817-5.

3.4 The Adviser agrees to provide the Insurance Company with a certificate or statement indicating compliance by each Fund of the Investment Company with Section 817(h) of the Code, such certificate or statement to be sent to the Insurance Company no later than thirty (30) days following the end of each calendar quarter.

              ARTICLE IV - PROSPECTUS AND PROXY STATEMENTS; VOTING

4.1 The Investment Company or the Distributor will provide the Insurance Company with as many copies of the current Investment Company prospectus and any supplements thereto for the Designated Fund(s) as the Insurance Company may reasonably request, at the Investment Company's or Distributor's expense, for distribution to Contract owners at the time of Contract fulfillment and confirmation. To the extent that the Designated Fund(s) are one or more of several Funds of the Investment Company, the Investment Company shall bear the cost of providing the Insurance Company only with disclosure related to the Designated Fund(s). The Investment Company will provide as many copies of said prospectus as necessary for distribution, at the Investment Company's or Distributor's expense, to existing Contract owners. The Investment Company will provide the copies of said prospectus to the Insurance Company or to its mailing agent. The Insurance Company will distribute the prospectus to existing Contract owners and will bill the Investment Company or the Distributor for the reasonable cost of such distribution. If requested by the Insurance Company, in lieu thereof, the Investment Company or the Distributor will provide such documentation, including a final copy of a current prospectus set in type at the Investment Company's or the Distributor's expense, and other assistance as is reasonably necessary in order for the Insurance Company at least annually (or more frequently if the Investment Company prospectus is amended more frequently) to have the new prospectus for the Contracts and the Investment Company's new prospectus printed together, in which case the Investment Company or the Distributor agrees to pay its proportionate share of reasonable expenses directly related to the required disclosure of information concerning the Investment Company. The Investment Company or the Distributor will, upon request, provide the Insurance Company with a copy of the Investment Company's prospectus through electronic means to facilitate the Insurance Company's efforts to provide Investment Company prospectuses via electronic delivery, in which case the Investment Company or the Distributor agrees to pay its proportionate share of reasonable expenses related to the required disclosure of information concerning the Investment Company.

4.2 The Investment Company's prospectus will state that the Statement of Additional Information (the "SAI") for the Investment Company is available from the Distributor or, in the Investment Company's discretion, the Prospectus shall state that such statement is available from the Investment Company.

4.3 The Investment Company, at its expense, will provide the Insurance Company or its mailing agent with copies of its proxy material, if any, reports to shareholders/Contract owners and other communications to shareholders/ Contract owners in such quantity as the Insurance Company will reasonably require. The Insurance Company will distribute this proxy material, reports and other communications to existing Contract owners and will bill the Investment Company for the reasonable cost of such distribution.

4.4      If and to the extent required by law, the Insurance Company will:

         (a)  solicit voting instructions from Contract owners;
         (b) vote the shares of the Designated Funds held in the Separate Account in accordance with instructions received from Contract owners; and
         (c) vote shares of the Designated Funds held in the Separate Account for which no timely instructions have been received, in the same proportion as shares of such Designated Fund for which instructions have been received from the Insurance Company's Contract owners, so long as and to the extent that the Commission continues to interpret the 1940 Act to require pass-through voting privileges for variable Contract owners. The Insurance Company reserves the right to vote Investment Company shares held in any segregated asset account in its own right, to the extent permitted by law. The Insurance Company will be responsible for assuring that the Separate Accounts participating in the Investment Company calculates voting privileges in a manner consistent with all legal requirements, including the Proxy Voting Procedures set forth in Schedule C and the Mixed and Shared Funding Order, as described in Section 7.1.

4.5 The Investment Company will comply with all provisions of the 1940 Act requiring voting by shareholders, and in particular, the Investment Company either will provide for annual meetings (except insofar as the Commission may interpret Section 16 of the 1940 Act not to require such meetings) or, as the Investment Company currently intends, to comply with Section 16(c) of the 1940 Act (although the Investment Company is not one of the trusts described in Section 16(c) of the 1940 Act) as well as with Sections 16(a) and, if and when applicable, 16(b) of the 1940 Act. Further, the Investment Company will act in accordance with the Commission's interpretation of the requirements of Section 16(a) with respect to periodic elections of directors and with whatever rules the Commission may promulgate with respect thereto.

                   ARTICLE V - SALES MATERIAL AND INFORMATION

5.1 The Insurance Company will furnish, or will cause to be furnished, to the Investment Company or the Distributor, each piece of sales literature or other promotional material in which the Investment Company, the Adviser or the Distributor is named, at least ten (10) business days prior to its use. No such material will be used if the Investment Company or the Distributor reasonably objects to such use within five (5) business days after receipt of such material.

5.2 The Insurance Company will not give any information or make any representations or statements on behalf of the Investment Company or concerning the Investment Company in connection with the sale of the Contracts other than the information or representations contained in the registration statement, prospectus or SAI for Investment Company shares, as such registration statement, prospectus and SAI may be amended or supplemented from time to time, or in reports or proxy statements for the Investment Company, or in published reports for the Investment Company which are in the public domain or approved by the Investment Company, the Adviser or the Distributor for distribution, or in sales literature or other material provided by the Investment Company, the Adviser or the Distributor, except with permission of the Investment Company, the Adviser or the Distributor. The Investment Company, the Adviser or the Distributor agree to respond to any request for approval on a prompt and timely basis.

5.3 The Investment Company, the Adviser or the Distributor will furnish, or will cause to be furnished, to the Insurance Company or its designee, each piece of sales literature or other promotional material in which the Insurance Company or its separate account is named, at least ten
         (10) business days prior to its use. No such material will be used if the Insurance Company reasonably objects to such use within five (5) business days after receipt of such material.

5.4 The Investment Company, the Adviser or the Distributor will not give any information or make any representations or statements on behalf of the Insurance Company or concerning the Insurance Company, each Separate Account, or the Contracts other than the information or representations contained in a registration statement, prospectus or SAI for the Contracts, as such registration statement, prospectus and SAI may be amended or supplemented from time to time, or in published reports for each Separate Account or the Contracts which are in the public domain or approved by the Insurance Company for distribution to Contract owners, or in sales literature or other material provided by the Insurance Company, except with permission of the Insurance Company. The Insurance Company agrees to respond to any request for approval on a prompt and timely basis.

5.5 The Investment Company will provide to the Insurance Company at least one complete copy of all registration statements, prospectuses, SAIs, reports, proxy statements, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Investment Company or its shares, within a reasonable time after filing of each such document with the Commission or the NASD.

5.6      The Insurance  Company will provide to the Investment  Company at least one complete copy of all definitive prospectuses, definitive SAI, reports, solicitations for voting instructions, sales literature and other promotional materials, applications for exemptions, requests for no action letters, and all amendments to any of the above, that relate to the Contracts or each Separate Account, contemporaneously with the filing of each such document with the Commission or the NASD (Except that with respect to post-effective amendments to such prospectuses and SAIs and sales literature and promotional material, only those prospectuses and SAIs and sales literature and promotional material that relate to or refer to the Investment Company or one or more of the Designated Funds will be provided.) In addition, the Insurance Company will provide to the Investment Company at least one complete copy of
         (i) a registration statement that relates to the Contracts or each Separate Account, containing representative and relevant disclosure concerning the Investment Company; and (ii) any post-effective amendments to any registration statements relating to the Contracts or such Separate Account that refer to or relate to the Investment Company.

5.7 For purposes of this Article V, the phrase "sales literature or other promotional material" includes, but is not limited to, advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, or other public media, (i.e., on-line networks such as the Internet or other electronic messages)), sales literature (i.e., any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, registration statements, prospectuses, SAIs, shareholder reports, and proxy materials and any other material constituting sales literature or advertising under the NASD Conduct Rules, the 1933 Act or the 1940 Act.

5.8 The Investment Company, the Adviser and the Distributor hereby consent to the Insurance Company's use of the names of the INVESCO, AMVESCAP and INVESCO Funds Group, Inc. as well as the names of the Designated Funds set forth in Schedule B of this Agreement, in connection with marketing the Contracts, subject to the terms of Sections 5.1 of this Agreement. Insurance Company acknowledges and agrees that Adviser and Distributor and/or their affiliates own all right, title and interest in an to the name INVESCO and the INVESCO open circle design, and covenants not, at any time, to challenge the rights of Adviser and Distributor and/or their affiliates to such name or design, or the validity or distinctiveness thereof. The Investment Company, the Adviser and the Distributor hereby consent to the use of any trademark, trade name, service mark or logo used by the Investment Company, the Adviser and the Distributor, subject to the Investment Company's, the Adviser's and/or the Distributor's approval of such use and in accordance with reasonable requirements of the Investment Company, the Adviser or the Distributor. Such consent will terminate with the termination of this Agreement. Adviser or Distributor may withdraw this consent as to any particular use of any such name or identifying marks at any time (i) upon Adviser's or Distributor's reasonable determination that such use would have a material adverse effect on the reputation or marketing efforts of Adviser, Distributor or such Funds or (ii) if no investment company, or series or class of shares of any investment company advised by Adviser or distributed by Distributor continues to be offered through variable insurance contracts issued by Insurance Company; provided however, that Adviser or Distributor may, in eithers individual discretion, continue to use materials prepared or printed prior to the withdrawal of such authorization. The Insurance
         Company agrees and acknowledges that all use of any designation comprised in whole or in part of the name, trademark, trade name, service mark and logo under this Agreement shall inure to the benefit of the Investment Company, Adviser and/or the Distributor.

5.9 The Investment Company, the Adviser, the Distributor and the Insurance Company agree to adopt and implement procedures reasonably designed to ensure that information concerning the Insurance Company, the Investment Company, the Adviser or the Distributor, respectively, and their respective affiliated companies, that is intended for use only by brokers or agents selling the Contracts (i.e. information that is not intended for distribution to Contract owners or prospective Contract owners) and is properly marked as "Not For Use With The Public" or "For Broker-Dealer Use Only" and that such information is only so used.

                     ARTICLES VI - FEES, COSTS AND EXPENSES

6.1 The Investment Company will pay no fee or other compensation to the Insurance Company under this Agreement, except subject to a plan pursuant to Rule 12b-1 under the 1940 Act to finance distribution expenses, in which case, subject to obtaining any required exemptive orders or other regulatory approvals, the Investment Company or Distributor may make payments to the Insurance Company or to the underwriter for the Contracts if and in such amounts agreed to by the Investment Company in writing. Each party, however, shall, in accordance with the allocation of expenses specified in this Agreement, reimburse other parties for expenses initially paid by one party but allocated to another party. In addition, nothing herein shall prevent the parties hereto from otherwise agreeing to perform, and arranging for appropriate compensation for, other administrative services provided to Contract owners relating to the Investment Company that are not primarily intended to result in the sale of shares of the Designated Funds.

6.2 All expenses incident to performance by the Investment Company of this Agreement will be paid by the Investment Company or the Distributor to the extent permitted by law. All shares of the Designated Funds will be duly authorized for issuance and registered in accordance with applicable federal law and, to the extent deemed advisable by the Investment Company, in accordance with applicable state law, prior to sale. The Investment Company will bear the expenses for the cost of registration and qualification of the Investment Company's shares, including without limitation, the preparation of and filing with the SEC of Forms N-SAR and Rule 24f-2 Notices and payment of all applicable registration or filing fees (if applicable) with respect to shares of the Investment Company; preparation and filing of the Investment Company's prospectus, SAI and registration statement, proxy materials and reports; typesetting the Investment Company's prospectus; typesetting and printing proxy materials and reports to Contract owners (including the costs of printing an Investment Company prospectus that constitutes an annual report); the preparation of all statements and notices required by any federal or state law; all taxes on the issuance or transfer of the Investment Company's shares; any expenses permitted to be paid or assumed by the Investment Company pursuant to a plan, if any, under Rule 12b-1 under the 1940 Act; and other costs associated with preparation of prospectuses and SAIs for the Designated Funds in electronic or typeset format.

6.3 The Insurance Company shall bear all expenses associated with the registration, qualification, and filing of the Contracts under applicable federal securities and state insurance laws; the cost of preparing, printing, and distributing the Contracts' prospectus and SAI; and the cost of printing and distributing annual individual account statements for Contract owners are required by state law.

                   ARTICLE VII - MIXED & SHARED FUNDING RELIEF

7.1 The Investment Company represents and warrants that it has received an order from the Commission granting Participating Insurance Companies and variable annuity separate accounts and variable life insurance separate accounts relief from the provisions of Sections 9(a), 13(a), 15(a), and 15(b) of the 1940 Act and Rules 6e-2(b)(15) and 6e-3(T)(b)(15) thereunder, to the extent necessary to permit shares of the Investment Company to be sold to and held by variable annuity separate accounts and variable life insurance separate accounts of both affiliated and unaffiliated Participating Insurance Companies and qualified pension and retirement plans outside of the separate account context (the "Mixed and Shared Funding Order"). The parties to this Agreement agree that the conditions or undertakings specified in the Mixed and Shared Funding Order and that may be imposed on the Insurance Company, the Investment Company and/or the Adviser by virtue of the receipt of such order by the Commission, will be incorporated herein by reference, and such parties agree to comply with such conditions and undertakings to the extent applicable to each such party.

7.2 The Directors will monitor the Investment Company for the existence of any material irreconcilable conflict among the interests of the Contract owners of all separate accounts investing in the Investment Company. A material irreconcilable conflict may arise for a variety of reasons, including, but not limited to: (a) an action by any state insurance regulatory authority; (b) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretative letter, or any similar action by insurance, tax, or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of any Fund are being managed; (e) a difference in voting instructions given by Participating Insurance Companies or by variable annuity and variable life insurance Contract owners; or (f) a decision by an insurer to disregard the voting instructions of Contract owners. The Directors will promptly inform the Insurance Company if it determines that a material irreconcilable conflict exists and the implications thereof. A majority of the Directors will consist of persons who are not "interested" persons of the Investment Company.

7.3 The Insurance Company will report any potential or existing conflicts of which it is aware to the Directors. The Insurance Company agrees to assist the Directors in carrying out its responsibilities under the Mixed and Shared Funding Order by providing the Directors with all information reasonably necessary for the Directors to consider any issues raised. This includes, but is not limited to, an obligation by the Insurance Company to inform the Directors whenever Contract owner voting instructions are to be disregarded. The Directors will record in its minutes, or other appropriate records, all reports received by it and all action with regard to a conflict.

7.4 If it is determined by a majority of the Directors, or a majority of the disinterested Directors of the Fund's Board, that a material irreconcilable conflict exists, the Insurance Company and other Participating Insurance Companies will, at their expense and to the extent reasonably practicable (as determined by a majority of the disinterested Directors), take whatever steps are necessary to remedy or eliminate the material irreconcilable conflict, up to and including:
         (a) withdrawing the assets allocable to some or all of the Separate Accounts from the Investment Company or any Fund and reinvesting such assets in a different investment medium, including (but not limited to) another Fund of the Investment Company, or submitting the question whether such segregation should be submitted to a vote of all affected Contract owners and, as appropriate, segregating the assets of any appropriate group (i.e., variable annuity Contract owners or variable life insurance Contract owners of one or more Participating Insurance Companies) that votes in favor of such segregation, or offering to the affected Contract owners the option of making such a change; and (b) establishing a new registered management investment company or managed separate account.

7.5 If a material irreconcilable conflict arises because of a decision by the Insurance Company to disregard Contract owner voting instructions, and such disregard of voting instructions could conflict with the majority of Contract owner voting instructions, and the Insurance Company's judgment represents a minority position or would preclude a majority vote, the Insurance Company may be required, at the Investment Company's election, to withdraw the affected sub-account of the Separate Account's investment in the Investment Company and terminate this Agreement with respect to such sub-account; provided, however, that such withdrawal and termination will be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested Directors of the Fund's Board. No charge or penalty will be imposed as a result of such withdrawal. Any such withdrawal and termination must take place within six (6) months after the Investment Company gives written notice to the Insurance Company that this provision is being implemented. Until the end of such six-month period the Adviser and Investment Company will, to the extent permitted by law and any exemptive relief previously granted to the Investment Company, continue to accept and implement orders by the Insurance Company for the purchase (and redemption) of shares of the Investment Company.

7.6 If a material irreconcilable conflict arises because a particular state insurance regulator's decision applicable to the Insurance Company conflicts with the majority of other state insurance regulators, then the Insurance Company will withdraw the affected sub-account of the Separate Account's investment in the Investment Company and terminate this Agreement with respect to such sub-account; provided, however, that such withdrawal and termination will be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested Directors of the Fund's Board. No charge or penalty will be imposed as a result of such withdrawal. Any such withdrawal and termination must take place within six (6) months after the Investment Company gives written notice to the Insurance Company that this provision is being implemented. Until the end of such six-month period the Advisor and Investment Company will, to the extent permitted by law and any exemptive relief previously granted to the Investment Company, continue to accept and implement orders by the Insurance Company for the purchase (and redemption) of shares of the Investment Company.

7.7 For purposes of Sections 7.4 through 7.7 of this Agreement, a majority of the disinterested members of the Directors will determine whether any proposed action adequately remedies any material irreconcilable conflict, but in no event, other than as specified in Section 7.4, will the Investment Company be required to establish a new funding medium for the Contracts. The Insurance Company will not be required by
         Section 7.4 to establish a new funding medium for the Contracts if an offer to do so has been declined by vote of a majority of Contract owners affected by the material irreconcilable conflict.

7.8 The Insurance Company will at least annually submit to the Directors such reports, materials or data as the Directors may reasonably request so that the Directors may fully carry out the duties imposed upon it as delineated in the Mixed and Shared Funding Order, and said reports, materials and data will be submitted more frequently if deemed appropriate by the Directors.

7.9 If and to the extent that Rule 6e-2 and Rule 6e-3(T) are amended, or Rule 6e-3(T) is adopted, to provide relief from any provision of the 1940 Act or the rules promulgated thereunder with respect to mixed or shared funding (as defined in the Mixed and Shared Funding Order) on terms and conditions materially different from those contained in the Mixed and Shared Funding Order, then: (a) the Investment Company and/or the Participating Insurance Companies, as appropriate, will take such steps as may be necessary to comply with Rules 6e-2 and 6e-3(T), as amended, and Rule 6e-3, as adopted, to the extent such rules are applicable; and (b) Sections 4.4, 4.5, 7.1, 7.2, 7.3, 7.4, and 7.5 of
         this Agreement will continue in effect only to the extent that terms and conditions substantially identical to such Sections are contained in such Rule(s) as so amended or adopted.

                         ARTICLE VIII - INDEMNIFICATION

8.1      Indemnification by the Insurance Company

         (a) The Insurance Company agrees to indemnify and hold harmless the Investment Company, the Adviser, the Distributor, and each of the Investment Company's or the Adviser's or the Distributor's directors, officers, employees or agents and each person, if any, who controls or is associated with the Investment Company, the Adviser, the Distributor within the meaning of such terms under the federal securities laws (collectively, the "Indemnified Parties" for purposes of this Section 8.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Insurance Company) or actions in respect thereof (including reasonable legal and other expenses), to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or litigations in respect thereof) or settlements:

              (1) arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the registration statement, prospectus or SAI for the Contracts or contained in the Contracts or sales literature or other promotional material for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated or necessary to make such statements not misleading in light of the circumstances in which they were made; provided that this agreement to indemnify will not apply as to any Indemnified Party if such statement or omission of such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Insurance Company in writing by or on behalf of the Investment Company, the Adviser, of the Distributor for use in the registration statement, prospectus or SAI for the Contracts or in the Contracts or sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Investment Company shares; or

              (2) arise out of or as a result of statements or representations by or on behalf of the Insurance Company (other than statements or representations contained in the Investment Company registration statement, prospectus, SAI or sales literature or other promotional material of the Investment Company, or any amendment or supplement to the foregoing, not supplied by the Insurance Company or persons under its control) or wrongful conduct of the Insurance Company or persons under its control, with respect to the sale or distribution of the Contracts or Investment Company shares; or

              (3) arise out of untrue statement or alleged untrue statement of a material fact contained in the Investment Company registration statement, prospectus, SAI or sales literature or other promotional material of the Investment Company (or amendment or supplement) or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make such statements not misleading in light of the circumstances in which they were made, if such a statement or omission was made in reliance upon and in conformity with information furnished to the Investment Company by or on behalf of the Insurance Company or persons under its control; or

              (4) arise as a result of any failure by the Insurance Company to provide the services and furnish the materials under the terms of this Agreement; or

              (5) arise out of any material breach of any representation and/or warranty made by the Insurance Company in this Agreement or arise out of or result from any other material breach by the Insurance Company of this Agreement;

                  except to the extent provided in Sections 8.1(b) and 8.4 hereof. This indemnification will be in addition to any liability that the Insurance Company otherwise may have.

         (b) No party will be entitled to indemnification under Section 8.1(a) if such loss, claim, damage, liability or litigation is due to the willful misfeasance, bad faith, gross negligence, or reckless disregard in the performance of such party's duties and obligations under this Agreement.

         (c) The Indemnified Parties promptly will notify the Insurance Company of the commencement of any litigation, proceedings, complaints or litigation by regulatory authorities against them in connection with the issuance or sale of the Investment Company shares or the Contracts or the operation of the Investment Company.

8.2      Indemnification by the Adviser & Distributor

         (a) The Adviser and Distributor agree to indemnify and hold harmless the Insurance Company and each of its directors, officers, employees or agents and each person, if any, who controls or is associated with the Insurance Company within the meaning of such terms under the federal securities (collectively, the "Indemnified Parties" for purposes of this Section 8.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Adviser and Distributor) or litigation in respect thereof (including reasonable legal and other expenses) to which the Indemnified
              Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or litigation in respect thereof) or settlements:

              (1) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement, prospectus or SAI for the Investment Company or sales literature or other promotional material of the Investment Company (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated or necessary to make such statements not misleading in light of the circumstances in which they were made; provided that this agreement to indemnify will not apply as to any Indemnified Party if such statement or omission of such alleged statement or omission was made in reliance upon and in conformity with information furnished in writing to the Adviser or Investment Company by or on behalf of the Insurance Company for use in the registration statement, prospectus or SAI for the Investment Company or in sales literature of the Investment Company (or any amendment or supplement thereto) or otherwise for use in connection with the sale of the Contracts or Investment Company shares; or

              (2) arise out of or as a result of statements or representations (other than statements or representations contained in the Contracts or in the Contract or Investment Company registration statements, prospectuses or statements of additional information or sales literature or other promotional material for the Contracts or of the Investment Company, or any amendment or supplement to the foregoing, not supplied by the Adviser or the Investment Company or persons under the control of the Adviser or the Investment Company respectively) or wrongful conduct of the Adviser or the Investment Company or persons under the control of the Adviser or the Investment Company respectively, with respect to the sale or distribution of the Contracts or Investment Company shares; or

              (3) arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, SAI or sales literature or other promotional material covering the Contracts (or any amendment or supplement thereto), or the omission or alleged omission to state therein a material fact required to be stated or necessary to make such statement or statements not misleading in light of the circumstances in which they were made, if such statement or omission was made in reliance upon and in conformity with information furnished to the Insurance Company by or on behalf of the Adviser or the Investment Company or persons under the control of the Adviser or the Investment Company; or

              (4) arise as a result of any failure by the Investment Company or the Adviser to provide the services and furnish the materials under the terms of this Agreement; or

              (5) arise out of or result from any material breach of any representation and/or warranty made by the Adviser or the Investment Company in this Agreement, or arise out of or result from any other material breach of this Agreement by the Adviser or the Investment Company (including a failure, whether intentional or in good faith or otherwise, to comply with the requirements of Subchapter M of the Code specified in Article III, Section 3.2 of this Agreement and the diversification requirements specified in Article III,
                   Section 3.3 of this  Agreement,  as  described  more fully in
                   Section 8.5 below);

                  except to the extent provided in Sections 8.2(b) and 8.4 hereof. This indemnification will be in addition to any liability that the Adviser or Distributor otherwise may have.

         (b) No party will be entitled to indemnification under Section 8.2(a) if such loss, claim, damage, liability or litigation is due to the willful misfeasance, bad faith, gross negligence, or reckless disregard in the performance of such party's duties and obligations under this Agreement.

         (c) The Indemnified Parties will promptly notify the Adviser and the Investment Company of the commencement of any litigation, proceedings, complaints or litigation by regulatory authorities against them in connection with the issuance or sale of the Contracts or the operation of the Separate Account.

8.3      Indemnification by the Investment Company

         (a) The Investment Company agrees to indemnify and hold harmless the Insurance Company and each of its directors, officers, employees or agents and each person, if any, who controls or is associated with the Insurance Company within the meaning of such terms under the federal securities (collectively, the "Indemnified Parties" for purposes of this Section 8.3) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Investment Company) or litigation in respect thereof (including reasonable legal and other expenses) to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or litigation in respect thereof) or settlements, are related to the operations of the Investment Company and:

              (1) arise as a result of any failure by the Investment Company to provide the services and furnish the materials under the terms of this Agreement; or

              (2) arise out of or result from any material breach of any representation and/or warranty made by the Investment Company in this Agreement or arise out of or result from any other material breach of this Agreement by the Investment Company (including a failure, whether intentional or in good faith or otherwise, to comply with the requirements of Subchapter M of the Code specified in Article III, Section 3.2 of this Agreement and the diversification requirements specified in
                   Article III, Section 3.3 of this Agreement as described more fully in Section 8.5 below); or

              (3) arise out of or result from the incorrect or untimely calculation or reporting of daily net asset value per share or dividend or capital gain distribution rate;

                  except to the extent provided in Sections 8.3(b) and 8.4 hereof. This indemnification will be in addition to any liability that the Investment Company otherwise may have.

         (b) No party will be entitled to indemnification under Section 8.3(a) if such loss, claim, damage, liability or litigation is due to the willful misfeasance, bad faith, gross negligence, or reckless disregard in the performance of such party's duties and obligations under this Agreement.

         (c) The Indemnified Parties will promptly notify the Investment Company of the commencement of any litigation, proceedings, complaints or actions by regulatory authorities against them in connection with the issuance or sale of the Contracts or the operation of the Separate Account.

8.4      Indemnification Procedure

         Any person obligated to provide indemnification under this Article VIII ("Indemnifying Party" for the purpose of this Section 8.4) will not be liable under the indemnification provisions of this Article VIII with respect to any claim made against a party entitled to indemnification under this Article VIII ("Indemnified Party" for the purpose of this
         Section 8.4) unless such Indemnified Party will have notified the Indemnifying Party in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim will have been served upon such Indemnified Party (or after such party will have received notice of such service on any designated agent), but failure to notify the Indemnifying Party of any such claim will not relieve the Indemnifying Party from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of the indemnification provision of this Article VIII, except to the extent that the failure to notify results in the failure of actual notice to the Indemnifying Party and such Indemnifying Party is damaged solely as a result of failure to give such notice. In case any such action is brought against the Indemnified Party, the Indemnifying Party will be entitled to participate, at its own expense, in the defense thereof. The Indemnifying Party also will be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Indemnifying Party to the Indemnified Party of the Indemnifying Party's election to assume the defense thereof, the Indemnified Party will bear the fees and expenses of any additional counsel retained by it, and the Indemnifying Party will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation, unless: (a) the Indemnifying Party and the Indemnified Party will have mutually agreed to the retention of such counsel; or (b) the named parties to any such proceeding (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The Indemnifying Party will not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there is a final judgment for the plaintiff, the Indemnifying Party agrees to indemnify the Indemnified Party from and against any loss or liability by reason of such settlement or judgment. A successor by law of the parties to this Agreement will be entitled to the benefits of the indemnification contained in this Article VIII. The indemnification provisions contained in this Article VIII will survive any termination of this Agreement.

8.5      Indemnification for Failure to Comply with Diversification Requirements

         The Investment Company and the Adviser acknowledge that any failure (whether intentional or in good faith or otherwise) to comply with the diversification requirements specified in Article III, Section 3.3 of this Agreement may result in the Contracts not being treated as variable contracts for federal income tax purposes, which would have adverse tax consequences for Contract owners and could also adversely affect the Insurance Company's corporate tax liability. Accordingly, without in any way limiting the effect of Sections 8.2(a) and 8.3(a) hereof and without in any way limiting or restricting any other remedies available to the Insurance Company, the Investment Company, the Adviser and the Distributor will pay on a joint and several basis all costs associated with or arising out of any failure, or any anticipated or reasonably foreseeable failure, of the Investment Company or any Fund to comply with Section 3.3 of this Agreement, including all costs associated with correcting or responding to any such failure; such costs may include, but are not limited to, the costs involved in creating, organizing, and registering a new investment company as a funding medium for the Contracts and/or the costs of obtaining whatever regulatory authorizations are required to substitute shares of another investment company for those of the failed Investment Company or Fund (including but not limited to an order pursuant to
         Section 26(b) of the 1940 Act); fees and expenses of legal counsel and other advisors to the Insurance Company and any federal income taxes or tax penalties (or "toll charges" or exactments or amounts paid in settlement) incurred by the Insurance Company in connection with any such failure or anticipated or reasonably foreseeable failure. Such indemnification and reimbursement obligation shall be in addition to any other indemnification and reimbursement obligations of the Investment Company, the Adviser and/or the Distributor under this Agreement.

                           ARTICLE IX - APPLICABLE LAW

9.1 This Agreement will be construed and the provisions hereof interpreted under and in accordance with the laws of the State of Delaware

9.2 This Agreement will be subject to the provisions of the 1933 Act, the 1934 Act and the 1940 Act, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the Commission may grant (including, but not limited to, the Mixed and Shared Funding Order) and the terms hereof will be interpreted and construed in accordance therewith.

                             ARTICLE X - TERMINATION

10.1 This Agreement will terminate automatically in the event of its assignment, unless made with the written consent of each party, or:

         (a) at the option of any party, with or without cause, with respect to one, some or all of the Funds, upon six (6) month's advance written notice to the other parties or, if later, upon receipt of any required exemptive relief or orders from the SEC, unless otherwise agreed in a separate written agreement among the parties; or

         (b) at the option of the Insurance Company, upon written notice to the other parties, with respect to any Fund if shares of the Fund are not reasonably available to meet the requirements of the Contracts as determined in good faith by the Insurance Company; or

         (c) at the option of the Insurance Company, upon written notice to the other parties, with respect to any Fund in the event any of the Fund's shares are not registered, issued or sold in accordance with applicable state and/or federal law or such law precludes the use of such shares as the underlying investment media of the Contracts issued or to be issued by Insurance Company; or

         (d) at the option of the Investment Company upon institution of formal proceedings against the Insurance Company by the NASD, the Commission, the insurance commission of any state or any other regulatory body regarding the Insurance Company's duties under this Agreement or related to the sale of the Contracts, the administration of the Contracts, the operation of the Separate Account, or the purchase of the Investment Company shares, provided that the Investment Company determines in its sole judgment that any such proceeding would have a material adverse effect on the Insurance Company's ability to perform its obligations under this Agreement; or

         (e) at the option of the Insurance Company upon institution of formal proceedings against Investment Company, the Adviser or the Distributor by the NASD, the Commission or any state securities or insurance commission or any other regulatory body, provided that the Insurance Company determines in its sole judgment that any such proceeding would have a material adverse effect on the Investment Company's, the Adviser's or the Distributor's ability to perform its obligations under this Agreement; or

         (f) at the option of the Insurance Company, if the Investment Company ceases to qualify as a Regulated Investment Company under Subchapter M of the Code, or under any successor or similar provision, or if the Insurance Company reasonably believes that the Investment Company may fail to so qualify; or

         (g) at the option of the Insurance Company, with respect to any Fund, if the Investment Company fails to meet the diversification requirements specified in Section 3.3 hereof or if the Insurance Company reasonably believes the Investment Company may fail to meet such requirements; or

         (h) at the option of any party to this Agreement, upon another party's material breach of any provision of this Agreement; or

         (i) at the option of the Insurance Company, if the Insurance Company determines in its sole judgment exercised in good faith that either the Investment Company, the Adviser or the Distributor has suffered a material adverse change in its business, operations or financial condition since the date of this Agreement or is the subject of material adverse publicity which is likely to have a material adverse impact upon the business and operations of the Insurance Company or the Contracts (including the sale thereof); or

         (j) at the option of the Investment Company, the Adviser or the Distributor, if the Investment Company, the Adviser or the Distributor respectively, determines in its sole judgment exercised in good faith that the Insurance Company has suffered a material adverse change in its business, operations or financial condition since the date of this Agreement or is the subject of material adverse publicity which is likely to have a material adverse impact upon the business and operations of the Investment Company, the Adviser or the Distributor; or

         (k) at the option of the Insurance Company or the Investment Company upon receipt of any necessary regulatory approvals and/or the vote of the Contract owners having an interest in the Separate Account (or any sub-account) to substitute the shares of another investment company for the corresponding Fund's shares of the Investment Company in accordance with the terms of the Contracts for which those Fund shares had been selected to serve as the underlying portfolio. The Insurance Company will give sixty (60) days' prior written notice to the Investment Company of the date of any proposed vote or other action taken to replace the Investment Company's shares or of the filing of any required regulatory approval(s); or (1) at the option of the Insurance Company or the Investment Company upon a determination by a majority of the Investment Company Board, or a majority of the disinterested Directors, that a material irreconcilable conflict exists among the interests of:

         (1) all Contract owners of variable insurance products of all separate accounts; or (2) the interests of the Participating Insurance
              Companies  investing  in the  Investment  Company  as set forth in
              Article VII of this Agreement; or

         (m) subject to the Investment Company's compliance with Article III, at the option of the Investment Company in the event any of the Contracts are not issued or sold in accordance with applicable federal and/or state law. Termination will be effective immediately upon such occurrence without notice.

10.2     Notice Requirement

         (a) In the event that any termination of this Agreement is based upon the provisions of Article VII, such prior written notice will be given in advance of the effective date of termination as required by such provisions.

         (b) In the event that a party to this Agreement terminates the Agreement based upon the provisions of Sections 10.1(b)-(h), prompt written notice of the election to terminate this Agreement for cause shall be furnished by the party terminating the Agreement to the non-terminating party. The Agreement shall be terminated effective upon receipt of such notice by the non-terminating party(ies).

         (c) In the event that a party to this Agreement terminates the Agreement based upon the provisions of Sections 10.1(i) or (j), prior written notice of the election to terminate this Agreement for cause shall be furnished by the party terminating the Agreement to the non-terminating party(ies). Such prior written notice shall be given by the party terminating this Agreement to the non-terminating party(ies) at least sixty (60) days before the effective date of termination.

10.3     Effect of Termination

         Notwithstanding any termination of this Agreement, the Investment Company, the Adviser and the Distributor will, at the option of the Insurance Company, continue to make available additional shares of the Investment Company pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as "Existing Contracts"). Specifically, without limitation, the owners of the Existing Contracts will be permitted to reallocate investments in the Designated Funds (as in effect on such date), redeem investments in the Designated Funds and/or invest in the Designated Funds upon the making of additional purchase payments under the Existing Contracts. The parties agree that this Section 10.3 will not apply to any terminations under Article VII and the effect of such Article VII terminations will be governed by Article VII of this Agreement.

10.4     Surviving Provisions

         Notwithstanding any termination of this Agreement, each party's obligations under Article VIII to indemnify other parties will survive and not be affected by any termination of this Agreement. In addition, with respect to Existing Contracts, all provisions of this Agreement also will survive and not be affected by any termination of this Agreement.

                              ARTICLE XI - NOTICES

Any notice will be deemed duly given when sent by certified mail, return receipt requested, to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other parties. All notices will be deemed given three (3) business days after the date received or rejected by the addressee:

                  If to the Insurance Company:
                  ---------------------------
                  American Skandia Life Assurance Corporation
                  1 Corporate Drive
                  P.O. Box 883
                  Shelton, Connecticut 08484-0883
                  Attn: Mr. Gordon C. Boronow

                  If to the Fund:
                  --------------
                  INVESCO Variable Investment Funds, Inc.
                  7800 E. Union Avenue
                  Denver, Colorado  80217-3706
                  Attn: Mr. Ronald L. Grooms

                  If to the Adviser:
                  -----------------
                  INVESCO Funds Group, Inc.
                  7800 E. Union Avenue
                  Denver, Colorado  80217-3706
                  Attn: Mr. Ronald L. Grooms


                  If to the Distributor:
                  ---------------------
                  INVESCO Distributors, Inc.
                  7800 E. Union Avenue
                  Denver, Colorado  80217-3706
                  Attn: Mr. Ronald L. Grooms]

                           ARTICLE XII - MISCELLANEOUS

12.1 All persons dealing with the Investment Company must look solely to the property of the Investment Company for the enforcement of any claims against the Investment Company as neither the Directors, officers, agents or shareholders assume any personal liability for obligations entered into on behalf of the Investment Company.

12.2 The Investment Company, the Adviser and the Distributor acknowledge that the identities of the customers of the Insurance Company or any of its affiliates (collectively the "Protected Parties" for purposes of this Section 12.2), information maintained regarding those customers, and all computer programs and procedures developed by the Protected Parties or any of their employees or agents in connection with the Insurance Company's performance of its duties under this Agreement are the valuable property of the Protected Parties. The Investment Company, the Adviser and the Distributor agree that if they come into possession of any list or compilation of the identities of or other information about the Protected Parties' customers, or any other property of the Protected Parties, other than such information as may be independently developed or compiled by the Investment Company, the Adviser and the Distributor from information supplied to them by the Protected Parties' customers who also maintain accounts directly with the Investment Company, the Adviser and the Distributor, the Investment Company, the Adviser and the Distributor will hold such information or property in confidence and refrain from using, disclosing or distributing any of such information or other property except: (a) with the Insurance Company' s prior written consent; or (b) as required by law or judicial process. The Investment Company and the Adviser acknowledge that any breach of the agreements in this Section 12.2 would result in immediate and irreparable harm to the Protected Parties for which there would be no adequate remedy at law and agree that in the event of such a breach, the Protected Parties will be entitled to equitable relief by way of temporary and permanent injunctions, as well as such other relief as any court of competent jurisdiction deems appropriate.

12.3 The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

12.4     This  Agreement  may  be  executed   simultaneously   in  two  or  more
         counterparts, each of which taken together will constitute one and the same instrument.

12.5 If any provision of this Agreement will be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement will not be affected thereby.

12.6 This Agreement will not be assigned by any party hereto without the prior written consent of all the parties.

12.7 The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and federal law.

12.8 The parties to this Agreement acknowledge and agree that this Agreement shall not be exclusive in any respect.

12.9 Each party to this Agreement will cooperate with each other party and all appropriate governmental authorities (including without limitation the Commission, the NASD and state insurance regulators) and will permit each other and such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

12.10 Each party represents that the execution and delivery of this Agreement and the consummation of the transactions contemplated herein have been duly authorized by all necessary corporate action, as applicable, by such party and when so executed and delivered this Agreement will be the valid and binding obligation of such party enforceable in accordance with its terms.

12.11 The parties to this Agreement may amend the schedules to this Agreement from time to time to reflect changes in or relating to the Contracts, the Separate Accounts or the Funds of the Investment Company or other applicable terms of this Agreement.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and behalf by its duly authorized representative and its seal to be hereunder affixed hereto as of the date specified below.

                                  AMERICAN SKANDIA I.IFE ASSURANCE
                                  CORPORATION

                                  By: ______________________________
                                      Gordon C. Boronow
                                    Deputy Chief Executive Officer and President


                                  INVESCO VARIABLE INVESTMENT FUNDS, INC.

                                  By: ______________________________
                                      Ronald L. Grooms

                                  Treasurer

                                  INVESCO FUNDS GROUP, INC.

                                  By: ______________________________
                                      Glen A. Payne
                                      Senior Vice President

                                  INVESCO DISTRIBUTORS, INC.

                                  By: ______________________________
                                      Ronald L. Grooms
                                      Senior Vice President

October 7, 1999
                             PARTICIPATION AGREEMENT

                                   SCHEDULE A

The following Separate Accounts and Associated Contracts of American Skandia Life Assurance Corporation are permitted in accordance with the provisions of this Agreement to invest in Funds of the Investment Company shown in Schedule B:
NAME OF SEPARATE ACCOUNT:

American Skandia Life Assurance Corporation Variable Account B (Class 1 Sub-accounts)

CONTRACT(S):

American Skandia Advisor Plan (ASAPSM)
American Skandia Advisor Plan IISM (ASAPII)
American Skandia XTra CreditSM (ASXT)
American Skandia LifeVest(R)  (ASL(R))
American Skandia  ProtectorSM (AS ProSM)
Wells Fargo Stagecoach Variable Annuity Plus
Wells Fargo Stagecoach Extra Credit
Wells Fargo Stagecoach Variable Annuity Flex

NAME OF SEPARATE ACCOUNT:
American Skandia Life Assurance Corporation Variable Account B (Class 2 Sub-accounts)

CONTRACT(S):

American Skandia Advisors Choice(R)2000 (Choice2000)

NAME OF SEPARATE ACCOUNT:
American Skandia Life Assurance Corporation Variable Account B (Class 3 Sub-accounts)

CONTRACT(S):

American Skandia Impact (AS ImpactSM)

NAME OF SEPARATE ACCOUNT:
American Skandia Life Assurance Corporation Separate Account Q

CONTRACT(S):

American Skandia AS(k) Group Variable Annuity

NAME OF SEPARATE ACCOUNT:
American Skandia Life Assurance Corporation Separate Account F

CONTRACT(S):

American Skandia Trophy (AS Trophy) Modified Single Premium Variable Life Insurance
American  Skandia Life Champion (AS Life Champion)  Flexible  Premium
Variable Life Insurance

                             PARTICIPATION AGREEMENT

                                   SCHEDULE B

The Separate Account(s) shown on Schedule A may invest in the following Funds of the Investment Company.

                       INVESCO VIF - Health Sciences Fund

                          INVESCO VIF - Technology Fund

                      INVESCO VIF - Financial Services Fund

                      INVESCO VIF - Telecommunications Fund

                           INVESCO VIF - Dynamics Fund

                             PARTICIPATION AGREEMENT

                                   SCHEDULE C

                             PROXY VOTING PROCEDURES

The following is a list of procedures and corresponding responsibilities for the handling of proxies and voting instructions relating to the Investment Company. The defined terms herein shall have the meanings assigned in the Participation Agreement except that the term "Insurance Company" shall also include the department or third party assigned by the Insurance Company to perform the steps delineated below.

1. The proxy proposals are given to the Insurance Company by the Investment Company as early as possible before the date set by the Investment Company for the shareholder meeting to enable the Insurance Company to consider and prepare for the solicitation of voting instructions from owners of the Contracts and to facilitate the establishment of tabulation procedures. At this time the Investment Company will inform the Insurance Company of the Record, Mailing and Meeting dates. This will be done verbally approximately two months before meeting.

2. Promptly after the Record Date, the Insurance Company will perform a "tape run", or other activity, which will generate the names, addresses and number of units which are attributed to each contract owner/policyholder (the "Customer") as of the Record Date. Allowance should be made for account adjustments made after this date that could affect the status of the Customers' accounts as of the Record Date.

     Note: The number of proxy statements is determined by the activities described in this Step #2. The Insurance Company will use its best efforts to call in the number of Customers to the Investment Company, as soon as possible, but no later than two weeks after the Record Date.

3. The Investment Company's Annual Report must be sent to each Customer by the Insurance Company either before or together with the Customers' receipt of voting, instruction solicitation material. The Investment Company will provide the last Annual Report to the Insurance Company pursuant to the terms of Section 6.2 of the Agreement to which this Schedule relates.

4. The text and format for the Voting Instruction Cards ("Cards" or "Card") is provided to the Insurance Company by the Investment Company. The Insurance Company, at its expense, shall produce and personalize the Voting Instruction Cards. The Investment Company or its affiliate must approve the Card before it is printed. Allow approximately 2-4 business days for printing information on the Cards. Information commonly found on the Cards includes:

|X|      name (legal name as found on account registration)
|X|      address
|X|      Investment Company or account number
|X|      coding to state number of units
|X| individual Card number for use in tracking and verification of votes (already on Cards as printed by the Investment Company).

         (This and related steps may occur later in the chronological process due to possible uncertainties relating to the proposals.)

5. During this time, the Investment Company will develop, produce and pay for the Notice of Proxy and the Proxy Statement (one document). Printed and folded notices and statements will be sent to Insurance Company for insertion into envelopes (envelopes and return envelopes are provided and paid for by the Insurance Company). Contents of envelope sent to Customers by the Insurance Company will include:

|X|      Voting Instruction Card(s)
|X|      one proxy notice and statement (one document)
|X| return envelope (postage pre-paid by Insurance Company) addressed to the Insurance Company or its tabulation agent
|X| "urge buckslip" - optional, but recommended. (This is a small, single sheet of paper that requests Customers to vote as quickly as possible and that their vote is important. One copy will be supplied by the Investment Company.)
|X| cover letter - optional, supplied by Insurance Company and reviewed and approved in advance by the Investment Company
6. The above contents should be received by the Insurance Company approximately 3-5 business days before mail date. Individual in charge at Insurance Company reviews and approves the contents of the mailing package to ensure correctness and completeness. Copy of this approval sent to the Investment Company.

7.   Package mailed by the Insurance Company.
     * The Investment Company must allow at least a 15-day solicitation time to the Insurance Company as the shareowner. (A 5-week period is recommended.) Solicitation time is calculated as calendar days from (but NOT including,) the meeting, counting backwards.

8. Collection and tabulation of Cards begins. Tabulation usually takes place in another department or another vendor depending on process used. An often used procedure is to sort Cards on arrival by proposal into vote categories of all yes, no, or mixed replies, and to begin data entry.

     Note: Postmarks are not generally needed. A need for postmark information would be due to an insurance company's internal procedure and has not been required by the Investment Company in the past.

9. Signatures on Card checked against legal name on account registration which was printed on the Card. Note: For Example, if the account registration is under "John A. Smith, Trustee," then that is the exact legal name to be printed on the Card and is the signature needed on the Card.

10. If Cards are mutilated, or for any reason are illegible or are not signed properly, they are sent back to Customer with an explanatory letter and a new Card and return envelope. The mutilated or illegible Card is disregarded and considered to be NOT RECEIVED for purposes of vote tabulation. Any Cards that have been "kicked out" (e.g. mutilated, illegible) of the procedure are "hand verified," i.e., examined as to why they did not complete the system. Any questions on those Cards are usually remedied individually.

11. There are various control procedures used to ensure proper tabulation of votes and accuracy of that tabulation. The most prevalent is to sort the Cards as they first arrive into categories depending upon their vote; an estimate of how the vote is progressing may then be calculated. If the initial estimates and the actual vote do not coincide, then an internal audit of that vote should occur. This may entail a recount.

12. The actual tabulation of votes is done in units which is then converted to shares. (It is very important that the Investment Company receives the tabulations stated in terms of a percentage and the number of SHARES.) The Investment Company must review and approve tabulation format.

13. Final tabulation in shares is verbally given by the Insurance Company to the Investment Company on the morning of the meeting not later than 10:00 a.m. Eastern time. The Investment Company may request an earlier deadline if reasonable and if required to calculate the vote in time for the meeting.

14. A Certification of Mailing and Authorization to Vote Shares will be required from the Insurance Company as well as an original copy of the final vote. The Investment Company will provide a standard form for each Certification.

15. The Insurance Company will be required to box and archive the Cards received from the Customers. In the event that any vote is challenged or if otherwise necessary for legal, regulatory, or accounting purposes, the Investment Company will be permitted reasonable access to such Cards.

16. All approvals and "signing-off' may be done orally, but must always be followed up in writing.


October 7, 1999